Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63101) pertaining to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan of our report dated July 11, 2008 with respect to the financial statements and schedules of the FirstMerit Corporation and Affiliates Employee’s Salary Savings Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Akron, Ohio July 11, 2008